EXHIBIT 99.2

Twin Vee Powercats Announces Pricing of Public Offering

FORT PIERCE, FL / ACCESS Newswire / May 8, 2025 / Twin Vee PowerCats Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced the pricing its underwritten public offering of 750,000 shares of its common stock. Each share of common stock is being sold at a public offering price of $4.00 per share. Total gross proceeds from the offering, before deducting the underwriting discount and other offering expenses, are expected to be $3,000,000. The offering is expected to close on May 12, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for working capital and general corporate purposes.

ThinkEquity is acting as the sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-266858), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2022, and declared effective on August 24, 2022. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus and final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years. Learn more at twinvee.com.

Visit Twin Vee PowerCats Co. on Facebook, Instagram, and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the timing and completion of the proposed offering and the intended use of proceeds.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to consummate the offering and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com

SOURCE: Twin Vee PowerCats Co.